EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

BancTrust Financial Group, Inc.

We consent to the use of our report dated February 24, 2004, except as to the last paragraph of Note 2, as to which the date is February 27, 2004, with respect to the consolidated statements of financial condition of BancTrust Financial Group, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to our audit of the adjustments that were applied to certain transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 consolidated financial statements, as more fully described in note 1 to the consolidated financial statements. Additionally, our report refers to our audit of the adjustments that were applied to restate the disclosures for reportable segments reflected in the 2001 consolidated financial statements, as more fully described in note 20 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures and adjustments.

/s/ KPMG LLP

Birmingham, Alabama

April 30, 2004